Exhibit 10.50

RIGHT OF LAST REFUSAL AGREEMENT

This Right of Last Refusal Agreement (this “Agreement”) is made and entered into as of March 11, 2011 by and between Dell Products L.P., a Texas limited partnership (“Dell”), and Glasshouse Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company and Dell desire to amend and restate that certain Subordinated Convertible Promissory Note (the “Original Note”) dated as of March 6, 2008, issued by the Company to Dell; and

WHEREAS, the Company desires to induce Dell to enter into the Amended and Restated Subordinated Convertible Promissory Note (the “Amended and Restated Note”) dated as of even date herewith by agreeing to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) “Affiliate” means with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) “Asset Sale” means any sale, exchange, assignment, conveyance, transfer, delivery, license, liquidation or other disposition of any of the Company’s or any of its Subsidiaries’ (defined below) properties or assets, including the Company’s or any of its Subsidiaries’ executory contracts and associated resources, other than in the ordinary course of business consistent with the Company’s and its Subsidiaries’ historic past practice.

(c) “Beneficial Owner” has the meaning ascribed to it in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

(d) “Extraordinary Transaction” means any of the following:

(i) any merger, reorganization, share exchange, consolidation or other business combination involving the Company or any of its Subsidiaries, other than (A) a merger or consolidation of the Company in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the capital stock of the Company or the surviving entity after giving effect to such merger or consolidation, and (B) any merger or similar transaction effected solely to change the domicile of the Company or any of its Subsidiaries;

(ii) any acquisition by any Person or Group (defined below) (including any “person” within the meaning of Section 13(d) of the Securities Exchange Act of 1934) as a result of which, such Person (or any Group of which such Person is a member) or Group becomes a Beneficial Owner of 50% or more of the issued and outstanding shares of capital stock of the Company or any of its Subsidiaries in any single transaction or a series of related transactions;

(iii) any sale, liquidation or transfer of all or substantially all of the assets of the Company; or

(iv) the redemption or repurchase of shares, the effect of which is that any Person or Group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such redemption or repurchase owns at least a majority of such voting power of the outstanding shares of capital stock of the Company after such redemption or repurchase;

provided, however, that a recapitalization of the Company in which the Company’s stockholders of record (or their Affiliates) immediately prior to such recapitalization shall (as a result of the securities issued as part of the recapitalization) continue to hold all of the stock of the Company immediately following such recapitalization (without regard to any change in relative ownership) shall not constitute an Extraordinary Transaction unless as a result of such recapitalization a strategic investor or its Affiliates (other than Dell and its Affiliates) would be the holder of 50% or more of the voting power of the Company.

(e) “Group” means two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the applicable securities referred to herein.

(f) “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or government, political subdivision, agency or instrumentality.

(g) “Proposal” means any agreement, arrangement, offer or proposal (including a letter of intent, term sheet, form of definitive agreement or definitive agreement) for a Sale Event.

(h) “Representatives” means with respect to a specified Person, the officers, directors, employees, shareholders, investment bankers, attorneys, accountants, financial advisors, agents and other representatives of the Person specified.

(i) “Review Period” means an Extraordinary Transaction Review Period (defined below) or an Asset Sale Review Period (defined below).

(j) “Sale Event” means any Asset Sale or Extraordinary Transaction.

(k) “Subsidiary” means any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company.

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2. Restrictions on Sale Events. Upon the occurrence of any Event of Default (as defined in the Amended and Restated Note) or any event of default of the Senior Indebtedness or the Junior Indebtedness (each as defined in that certain Amended and Restated Intercreditor Agreement dated as of March 29, 2010 by and among the Company, Dell and the other parties thereto), and during the continuation of such Event of Default or event of default, as applicable, the Company shall not, directly or indirectly, and shall cause its Subsidiaries not to enter into or agree to any Proposal or consummate a Sale Event unless the Company has complied with all of the terms of this Agreement. Any consummation of a Sale Event in violation of any term of this Agreement shall be void and ineffectual. Except as set forth herein, the Company shall not and shall cause its Subsidiaries not to enter into any binding agreement or arrangement that (a) provides for the Company or any of its Subsidiaries to pay any fees and expenses, including any termination or break-up fees, or any similar provisions with any Person with respect to a Sale Event or (b) imposes limitations or restrictions on the Company’s or any of its Subsidiaries’ ability to comply with all of the terms of this Agreement (“Letter of Intent”).

3. Notice of Sale Event.

(a) At least 10 business days prior to entering into or agreeing to any Proposal, the Company shall provide a written notice of such Proposal (the “Company Notice”) to Dell. The Company Notice shall include (i) a true and correct copy of the Proposal, including all schedules, exhibits and ancillary documents related thereto, and (ii) the expected date of consummation of such Sale Event.

(b) Immediately after delivering the Company Notice to Dell, the Company shall provide Dell and its Representatives access to, and, if requested, copies of, the information and other diligence materials, including all non-public information of the Company or its Subsidiaries, that are or have been supplied to any third party or any third party’s Representatives in connection with the Sale Event.

4. Right of Last Refusal.

(a) Right of Last Refusal with Respect to an Extraordinary Transaction. Upon receipt of the Company Notice with respect to an Extraordinary Transaction, Dell shall have the irrevocable and exclusive option, at its sole discretion, to become, or to have any of its Affiliates become, the purchaser with respect to the Extraordinary Transaction on substantially the same financial terms as provided in the Proposal. If Dell elects to become, or to have any of its Affiliates become, the purchaser, Dell shall deliver a written notice (the “Dell Notice”) to the Company of such election within 10 business days of the receipt by Dell of the Company Notice (such 10-business day period, the “Extraordinary Transaction Review Period”). Upon receipt by the Company of the Dell Notice, the Company shall not enter into or agree to the Proposal relating to the Extraordinary Transaction and shall enter into an agreement with Dell or any of its Affiliates (as designated by Dell) on substantially the same financial terms and containing substantially the same representations and warranties, exclusivity (including any no-shop or other similar provisions) and indemnities in favor of Dell or any of its Affiliates (as designated by Dell) as provided in the Proposal.

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(b) Right of Last Refusal with Respect to an Asset Sale. Upon receipt of the Company Notice with respect to an Asset Sale, Dell shall have the irrevocable and exclusive option, at its sole discretion, to purchase, or to have any of its Affiliates purchase, any or all of the properties or assets involved in such Asset Sale on substantially the same financial terms as provided in the Proposal, as adjusted for the specific properties or assets Dell elects to purchase, or to have any of its Affiliates purchase, as compared to all of the properties and assets subject to the Proposal. If Dell elects to purchase, or to have any of its Affiliates purchase, any or all of the properties or assets involved in such Asset Sale, Dell shall deliver a written notice (the “Asset Sale Notice”) to the Company of such election within 10 business days of the receipt of the Company Notice specifying the properties or assets it elects to purchase (such 10-business day period, the “Asset Sale Review Period”). Upon receipt by the Company of the Asset Sale Notice, the Company shall (i) either (A) not enter into or agree to the Proposal governing the Asset Sale if Dell elects to purchase, or to have any of its Affiliates purchase, all of the properties or assets included in such Asset Sale or (B) amend the Proposal governing the Asset Sale to exclude the properties or assets that Dell elects purchase, or to have any of its Affiliates purchase, and (ii) enter into an agreement with Dell or any of its Affiliates (as designated by Dell) (A) on substantially the same financial terms as provided in the Proposal, as adjusted as set forth above for the specific properties or assets Dell elects to purchase, or to have any of its Affiliates purchase, and (B) containing substantially the same representations and warranties, exclusivity (including any no-shop or other similar provision) and indemnities in favor of Dell or any of its Affiliates (as designated by Dell) as provided in the Proposal.

(c) With respect to each Proposal for which Dell received a Company Notice, and for which the Company and its Subsidiaries complied with all of the applicable procedures and requirements of this Agreement (the “Noticed Proposal”), in the event that (i) Dell does not deliver a Dell Notice or Asset Sale Notice, as applicable, to the Company prior to the expiration of the applicable Review Period or (ii) Dell delivers to the Company prior to the expiration of the applicable Review Period an Asset Sale Notice that excludes any properties or assets that were subject of the applicable Proposal (such excluded properties or assets, the “Excluded Assets”), then, and only then, the Company or its Subsidiary, as applicable, shall be free, for a period of 60 days following expiration of the applicable Review Period (the “Noticed Proposal Period”), to enter into a Letter of Intent or other definitive agreement with respect to (x) in the case of clause (i), the Sale Event contemplated in such Noticed Proposal with the Person or Persons subject of such Noticed Proposal on terms and conditions substantially similar to, and in any event not more favorable in any material respect to such Person or Persons than, the terms and conditions described in the Noticed Proposal and (y) in the case of clause (ii), the Excluded Assets on terms and conditions substantially similar to, and in any event not more favorable in any material respect to such Person or Persons, as adjusted for the specific properties or assets Dell elected to purchase, or to have any of its Affiliates purchase, as compared to all of the properties and assets subject to the applicable Proposal; provided, however, that no such Letter of Intent or other definitive agreement shall provide for the payment of any fees and expenses, including any termination or break-up fees, or any similar provisions with any Person with respect to Dell’s rights hereunder with respect to a new Proposal resulting from a Material Change (defined below) as set forth in Section 4(d) or that otherwise imposes limitations or restrictions on the Company’s or any of its Subsidiaries’ ability to comply with all of the terms of this Agreement.

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(d) If, during a Review Period or a Notice Proposal Period, any change or amendment to the applicable Proposal or Noticed Proposal is made that individually or in the aggregate with any other changes or amendments, are more favorable in any material respect to the purchaser or purchasers (a “Material Change”), then such Proposal or Noticed Proposal as changed or amended shall constitute a new Proposal subject to the terms and conditions of Sections 2, 3 and 4.

5. Additional Information Rights. The Company will furnish to Dell, upon reasonable notice, full information regarding any financing transaction, the proceeds of which may be used to repay amounts owing under the Amended and Restated Note, and such other financial information as Dell may reasonably request.

6. Termination. The rights described in this Agreement shall terminate upon the payment in full of the outstanding principal, accrued and unpaid interest and all fees and expenses under the Amended and Restated Note.

7. Miscellaneous.

(a) Successors and Assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Dell. For purposes of this Agreement, no course of dealing between the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof.

(c) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties shall use their reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(d) Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants relating to the transactions contemplated hereby except as specifically set forth herein. The terms of any other agreement between the parties are not affected by this Agreement and remain in full force and effect.

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(e) Governing Law; Jurisdiction; Venue and Process. This Agreement and all acts and transactions pursuant hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would cause the laws of any other jurisdiction to apply. Each party to this Agreement irrevocably and unconditionally agrees, for itself and its property, that the exclusive jurisdiction and venue of any action or proceeding arising out of or relating to this Agreement, the transactions contemplated hereby or the subject matter hereof shall be the state courts of the State of Delaware or the federal courts of the United States located in the State of Delaware, and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of any such action or proceeding. Each party to this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the transactions contemplated hereby or the subject matter hereof in any court referred to above, including the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in the Purchase Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f) Specific Performance. The Company acknowledges and agrees that irreparable damage would occur and Dell would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be the principal remedy for breaches of this Agreement. It is accordingly agreed that Dell shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 7(e), without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. The Company further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Facsimile or PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and upon such delivery, the facsimile or PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(i) Rules of Construction. The titles, captions and headings used in this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,”

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“herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any party hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark Shirman
Name:	Mark Shirman
Title:	President

Address:

200 Crossing Boulevard Framingham, Massachusetts 01702 Attention: Ken Hale
with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP 610 Lincoln St. Waltham, MA 02451 Attention: Marc F. Dupre, Esq. Fax: 781.622.1622

SIGNATURE PAGE TO RIGHT OF LAST REFUSAL AGREEMENT

DELL PRODUCTS L.P.

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Vice President & Assistant Secretary

Address:

One Dell Way MS RR1-33 Round Rock, Texas 78682 Attention: General Counsel Fax: 512.728.8935

and

One Dell Way MS RR-1-87 Round Rock, Texas 78682 Attention: Corporate Development Fax: 512.723.1702
Email:

with copies (which shall not constitute notice) to:

Scott J. Depta, Legal Director Email: Dell_Corporate_Legal_Notices@Dell.com and

Vinson & Elkins L.L.P. The Terrace 7 2801 Via Fortuna, Suite 100 Austin, Texas 78746 Attention: Christopher G. Schmitt Fax: 512.236.3348

SIGNATURE PAGE TO RIGHT OF LAST REFUSAL AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

JAFCO AMERICA TECHNOLOGY FUND III, L.P.
JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P.
JAFCO USIT FUND III, L.P.
JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, L.P.

By:	/s/ Barry J. Schiffman
Barry J. Schiffman, Managing Member
JAV Management Associates III, L.L.C.
Its General Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT AND CONSENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

PALADIN HOMELAND SECURITY FUND, L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (NY CITY), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT AND CONSENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

PALADIN HOMELAND SECURITY FUND (CA), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P.

By:	Paladin Homeland Security Holdings (Cayman Islands), Ltd.
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT AND CONSENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

MONTAGU NEWHALL GLOBAL PARTNERS III, L.P.

By:	Montagu Newhall General Partner III, L.P.,
its general partner
By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:	/s/ Jim Lim
Name:	Jim Lim,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-A, L.P.

By:	Montagu Newhall General Partner III, L.P.,
its general partner
By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:	/s/ Jim Lim
Name:	Jim Lim,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-B, L.P.

By:	Montagu Newhall General Partner III, L.P.,
its general partner
By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:	/s/ Jim Lim
Name:	Jim Lim,
Managing Member

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT AND CONSENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

G&H PARTNERS

By:	/s/ Jay K. Hachigian
Name:	Jay K. Hachigian
Title:	Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT AND CONSENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

/s/ Mark A. Shirman
Mark A. Shirman

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT AND CONSENT AGREEMENT

Exhibit A

Form of Seventh Amended and Restated Registration Rights Agreement

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Seventh Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of this 24th day of August, 2007 by and among GlassHouse Technologies, Inc., a Delaware corporation (together with any successor thereto, the “Company”), Lighthouse Capital Partners IV, L.P., a Delaware limited partnership (“LCP IV”) and Lighthouse Capital Partners V, L.P., a Delaware limited partnership (“LCP V”), BayStar Capital III Investment Fund, L.P., a Delaware limited partnership (“BayStar”), Velocity Financial Group, Inc., a Delaware corporation (“Velocity”), Leader Lending, LLC, a Delaware limited liability company (“Leader Lending”), Leader Equity, LLC, a Delaware limited liability company (“Leader Equity” and together with BayStar, Velocity and Leader Lending, the “LRG Holders”), the Persons listed under the heading “Investors” on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”), the Persons holding Series 1 Convertible Preferred Stock of the Company, par value $0.001 per share (“Series 1 Preferred Stock”) and listed under the heading “Series 1 Holders” on Exhibit B hereto, together with any additional persons who shall obtain shares of Series 1 Preferred Stock after the date hereof in accordance with the terms and conditions of that certain Share Purchase Agreement dated June 10, 2004 by and between the Company and the parties set forth therein (each, a “Series 1 Holder” and collectively, the “Series 1 Holders”), and the holders of Common Stock of the Company listed under the heading “MBI Group Holders” on Exhibit C hereto (each, an “MBI Group Holder” and collectively, the “MBI Group Holders”).

WHEREAS, certain of the Investors (the “Existing Investors”) have previously purchased shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), shares of the Company’s Series B Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Convertible Participating Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and/or shares of the Company’s Series E Convertible Participating Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and are party to that certain Sixth Amended and Restated Registration Rights Agreement dated as of March 22, 2007 by and among the Company and such Investors, as amended on April 10, 2007, May 3, 2007 and August 13, 2007 (the “Prior Agreement”);

WHEREAS, the Series 1 Holders have previously acquired shares of the Company’s Series 1 Preferred Stock and are also party to the Prior Agreement;

WHEREAS, LCP IV and LCP V have previously acquired warrants to purchase shares of the Company’s Series C Preferred Stock and Series D Preferred Stock and are also party to the Prior Agreement;

WHEREAS, the MBI Holders have previously acquired shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) and are also party to the Prior Agreement;

WHEREAS, simultaneously with the entrance into this Agreement, the Company and the LRG Holders are entering into a certain loan agreement dated as of the date hereof (the “Loan Agreement”), pursuant to which the Company will, among other things, (a) issue its Senior Secured Convertible Notes to the LRG Holders (except Leader Equity), which Notes are convertible into shares of the Company’s Common Stock, and (b) grant and issue to the LRG Holders (except Leader Lending) warrants to purchase shares of the Company’s Common Stock;

WHEREAS, the Company, the Existing Investors, the Series 1 Holders, LCP IV, LCP V and the MBI Holders desire to amend the Prior Agreement to include the LRG Holders and to amend and restate the terms and conditions of the Prior Agreement in their entirety, as set forth herein; and

WHEREAS, the execution of this Agreement is a condition precedent to the entrance of the Company and the LRG Holders into the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Piggyback Shares” shall mean, in the case of the registration of shares of capital stock by the Company in connection with the initial public offering of the Company’s Common Stock, that number of Registrable Securities that the underwriter(s) determines may be included as part of such registered offering.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean (i) the Company’s common stock, $0.001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean any person owning or having the right to acquire Registrable Securities or any transferees thereof in accordance with Section 7 hereof; provided, however, that the Series 1 Holders and the MBI Group Holders shall not be deemed to be Holders for purposes of Section 3(a) or 3(b) hereof and the LRG Holders shall not be deemed to be Holders for the purposes of Section 3(a) hereof.

“LRG Piggyback Shares” shall mean the lesser of (i) that number of shares of the Company’s Registrable Securities held by the LRG Holders or (ii) a percentage of the Approved Piggyback Shares equal to (x) 1.54 multipled by (y) the net amount advanced to the Company under the Loan Agreement (rounded down to the nearest million) divided by (z) 1,000,000. By

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way of example with respect to clause (ii), if the Company had received $8,345,231 in net funds from the LRG Holders, the percentage under clause (ii) would be 12.32% and, assuming the Approved Piggyback Shares equal to 500,000, the LRG Piggyback Shares would be 61,600 (provided that the number of shares under clause (i) is greater than 61,600).

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an estate, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person and, with respect to a trust, any beneficiary of such trust.

“Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series 1 Preferred Stock.

“Registrable Securities” shall mean (i) any shares of Common Stock now held or hereafter acquired by the Investors or the Series 1 Holders (including, in the case of Series 1 Holders, by the exercise of options), (ii) any shares of Common Stock now held or hereafter acquired by LCP IV or LCP V resulting from the exercise of warrants held by such entities, (iii) any shares of Common Stock issued to the MBI Group Holders pursuant to the Share Purchase Agreements (whether such shares of Common Stock are issued under the Share Purchase Agreements directly to the MBI Group Holders or to the Escrow Agent, as such term is defined in each Share Purchase Agreement), (iv) the shares of Common Stock or shares of any other securities issued and issuable upon conversion of the Preferred Stock (v) any shares of Common Stock issued to the LRG Holders resulting from the exercise of warrants held by such entities or the conversion of debt owed to such entities and (vi) any other securities issued and issuable with respect to any such shares described in clauses (i), (ii), (iii), (iv) and (v) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities previously sold pursuant to a registered public offering or sold pursuant to an exemption from the registration requirements of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Piggyback Registrations. If at any time or times after the date hereof the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all Holders. If within twenty (20) days after their receipt of such notice one or more Holders request

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the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. In the case of the Company’s initial public offering of Common Stock, if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement, (iii) third, Registrable Securities (other than the LRG Piggyback Shares) sought to be included by the Holders (other than the LRG Holders) as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders) and (iv) fourth, the LRG Piggyback Shares. In the case of any registered offering other than the Company’s initial public offering of Common Stock, if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement and (iii) third, Registrable Securities sought to be included by the Holders as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders).

3. Required Registrations.

(a) Demand Registration. Upon the earlier of (i) July 10, 2006 or (ii) the date that is six (6) months after the initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act, on not more than two (2) occasions, the Holders of at least fifty percent (50%) of the Registrable Securities may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Holders having an aggregate value of at least $5,000,000 (based on the then current market price). A registration will not count as a requested registration under this Section 3(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Holders and unless the requesting Holders are able to register and sell at least 66 2/3rds of the Registrable Securities requested by them to be included in such registration.

(b) Form S-3. After the Company’s initial public offering of Common Stock registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Holders shall have the right to request registration on Form S-3 (or any successor form) for the

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Registrable Securities held by such requesting Holders having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such requesting Holders. Upon receipt of a request for registration under this Section 3(b), the Company shall use all commercially reasonable efforts to effect a registration statement pursuant to this Section 3(b) as soon as practicable, but in any event no longer than thirty (30) days following receipt of such request.

(c) Registration Requirements. Following a request pursuant to Section 3(a) or (b) above, the Company will notify all of the other Holders and such Holders shall then have twenty (20) days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by such Holders to be registered under the Securities Act in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

(d) Underwritten Offering. If a requested registration under this Section 3 involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights to include such securities in the registration statement, (ii) second, securities held by any other Persons (other than the Holders) having contractual, incidental “piggyback” rights to include such securities in the registration statement and (iii) third, Registrable Securities sought to be included in such registration. If there is a reduction of the number of Registrable Securities pursuant to clause (iii), such reduction shall be made on a pro rata basis (based upon the respective holdings of Registrable Securities held by such Holders). With respect to a request for registration pursuant to Section 3(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by a majority-in-interest of the Holders requesting such registration subject to the approval of the Company, which approval will not be unreasonably withheld. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company’s Board of Directors determines reasonably and in good faith it would be materially detrimental to the Company and its

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stockholders for such registration to be effected at such time. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to one hundred eighty (180) days following the effective date of the registration statement filed in connection with the initial public offering of the Company’s equity securities and ninety (90) days following the effective date of any other registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to Holders entitled to request demand registrations under this Section 3 that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145, or any other similar rule under the Securities Act, is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such period. The Company shall provide written notice to the Holders of Registrable Securities proposed to be included in such registration of (A) any postponement or withdrawal of the filing pursuant to this subsection (iii), (B) the Company’s decision to file such registration statement following such withdrawal or postponement and (C) the effectiveness of such registration statement.

4. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders in connection with any registrations pursuant to Sections 2 or 3 hereof;

(b) Use its best efforts to diligently prepare and file with the Commission a registration statement and use its best efforts to cause such registration statement to become effective and prepare and file such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date which is ninety (90) days following the effectiveness of such registration statement and (ii) the date on which the Holder or Holders have completed the distribution described in the registration statement relating thereto, and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

(c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(d) Enter into and perform its obligations under any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and with respect to any written information provided by the Holder to the Company;

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(e) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, that, the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(f) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (or if similar securities issued by the Company are not yet listed or quoted, then on such exchange or quotation system as the Company shall determine);

(h) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that such Inspector shall agree to hold in confidence and trust all information so provided;.

(i) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its stockholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(j) In the case of an underwritten public offering, furnish to each prospective selling Holder a signed counterpart, addressed to the prospective selling Holder, of (A) an opinion of counsel for the Company dated the effective date of the registration statement, and (B) provided such perspective selling Holder complies with the requests of the Company’s independent public accountants under the Statement on Auditing Standards No. 72, “Letters for Underwriters and Certain Other Requesting Parties” or any other successor or applicable accounting literature, a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as customarily covered (at the time of such registration) in opinions of counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities; and

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(k) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder.

5. Indemnification; Contribution.

(a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless to the fullest extent permitted by law each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners) and directors, officers, employees, representatives, members and agents of any of them (a “Selling Holder”), and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives, members and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5(a) exceed the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

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(b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities and (ii) the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations; provided, however, that in the event of a registration statement filed in response to a demand under Section 3(a) and in which the Company does not register any shares of capital stock, the proportion of contribution by the Company, the Selling Holders and the underwriters shall in all cases be governed solely by clause (ii) above. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities covered by such registration statement. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

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6. Rule 144 and Rule 144A Requirement. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

7. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities who receives any shares of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

8. Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting together as a single class and on an as-converted basis), grant any other registration rights to any third parties.

9. Miscellaneous.

(a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities attributable to the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; provided, however, that (i) in the event that any amendment, modification or waiver under this Agreement treats the Series 1 Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of Series 1 Holders holding at least a majority of the Registrable Securities attributable to the conversion of the Series 1 Preferred Stock, (ii) in the event that any amendment, modification or waiver under this Agreement treats the MBI Group Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the MBI Group Holders holding at least a majority of the Registrable Securities held by the MBI Group Holders, (iii) in the event that any amendment, modification or waiver under this Agreement treats the LRG Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the LRG Holders holding at least a majority of the Registrable Securities held by the LRG Holders and (iv) notice of any amendment, modification or waiver under this Agreement shall be delivered to the Series 1 Representatives and the MBI Group Holder Representative (each in the manner set forth below).

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(b) Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, provided, however, that any such notice or demand shall be provided to Series 1 Holders and/or MBI Group Holders only by way of reputable air courier service, and shall be deemed to have been sufficiently given or served and received for all purposes three (3) days after being sent. Notices and demands under this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, shall be sent to the following addresses, unless a party has notified in a written instrument the other parties to this Agreement of another address:

(i) if to the Company, 200 Crossing Boulevard, Framingham, MA 01702, Attn: Mark A. Shirman, or at such other address designated by the Company to the Investors in writing with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, MA 02451, Attn: Marc. F. Dupré;

(ii) if to the Investors, at the mailing addresses as shown on Exhibit A attached hereto, or at such other address designated by an Investor to the Company in writing, with a copy to Katten Muchin Zavis Rosenman, 1025 Thomas Jefferson St., N.W., East Lobby, Suite 700, Washington, DC 20007-5201, Attn: Steven C. Schnitzer, Esq. (and with respect to (a) Shiprock LLC or Shiprock II LLC, an additional copy to Stephen Gould, Esq., Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210, (b) Sigma, an additional copy to McDermott, Will & Emery, 28 State Street, Boston, MA 02110, Attn: John J. Egan III.

(iii) if to the Series 1 Holders, at the mailing addresses as shown on Exhibit B attached hereto, or at such other address designated by a Series 1 Holder to the Company in writing, with a copy to Jason Rabbetts and Andrew Norman (the “Series 1 Representatives”), c/o GlassHouse Technologies (UK) Limited, St. George’s House, 31-33 Monument Hill, Weybridge, Surrey, KT13 8RN, with a further copy to each of the following: Stefan Sarles, Attorney and Advisor, Third Floor, 27 Bruton Street, London W1J 6QN, United Kingdom and Penningtons Solicitors, Highfield, Brighton Road, Godalming, Surrey, GU7 1NS, United Kingdom, Attn: Robin Peile.

(iv) if to the MBI Group Holders, at the mailing addresses as shown on Exhibit C attached hereto, or at such other address designated by an MBI Group Holder to the Company in writing, with a copy addressed to Mr. Michael Burstein (the “MBI Group Holders Representative”), c/o GlassHouse Technologies (UK) Limited, St. George’s House, 31-33 Monument Hill, Weybridge, Surrey, KT13 8RN, and with a further copy to Meitar Liquornik Geva & Leshem Brandwein, Law Offices, 16 Abba Hillel Rd., Ramat Gan 52506, Israel, Attn: Maya Liquornik.

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(v) if to the LRG Holders, c/o BayStar Capital III Investment Fund, L.P., 80 E. Sir Francis Drake Blvd., Suite 2B, Larkspur, CA 94939, Attn: General Partner, or at such other address designated by an LRG Holder to the Company in writing, with a copy to Collette Erickson Farmer & O’Neill LLP, 235 Pine Street, Suite 1300, San Francisco, CA 94104, Attn: John J. O’Neill, Esq.

(c) Dispute Resolution.

(i) All disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (“AAA”). If AAA ceases operation, then the parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

The parties covenant and agree that the arbitration hearing shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within three (3) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) whether claimant or respondent against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. Nothing in this Section 9(c) shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking a temporary or permanent injunction to avoid immediate and irreparable harm. The provisions of this Section 9(c) shall be enforceable in any court of competent jurisdiction.

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Unless otherwise ordered, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

(ii) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of The Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 9(c)(i) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto.

(d) Remedies; Severability. Notwithstanding Section 9(c), it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

(f) Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

(g) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

(h) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, permitted assigns and transferees, except as may be expressly provided otherwise

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herein. Notwithstanding anything to the contrary contained herein, (a) an Investor may assign any of its rights under this Agreement to any Affiliate (as defined in that certain Series E Preferred Stock Agreement dated as of May 4, 2007) of such Investor, (b) a Series 1 Holder may assign any of its rights under this Agreement to another person party to that certain Deed of Contribution among, inter alia, J.S. Rabbetts and others and (c) an LRG Holder may assign any of its rights under this Agreement in accordance with the Loan Agreement.

(i) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supercedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. In accordance with Section 9(a) of the Prior Agreement, the Company and the Investors hereby agree that this Agreement amends, restates and supercedes the Prior Agreement in its entirety and that the Prior Agreement is hereafter null and void.

[Signature Page Follows]

14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY: GLASSHOUSE TECHNOLOGIES, INC.

By:
	Name:	Mark A. Shirman
	Title:	President

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS: KODIAK VENTURE PARTNERS II-A, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:
Name: Title:

KODIAK VENTURE PARTNERS II-B, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:
Name: Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS: SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:
Its:	Managing Director

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:
Its:	Managing Director

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:
Its:	Managing Director

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS: GRANDBANKS CAPITAL VENTURE FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:
Title: Manager

GRANDBANKS CAPITAL SOFTBANK FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:
Title: Manager

GRANDBANKS CAPITAL ADVISORS FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:
Title: Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS: SHIPROCK LLC

By:
Name: Richard C. Shipley Title: Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS: JAFCO AMERICA TECHNOLOGY FUND III, L.P. JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P. JAFCO USIT FUND III, L.P. JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, L.P.

By:
Andrew P. Goldfarb, Managing Member JAV Management Associates III, L.L.C. Its General Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS: PALADIN HOMELAND SECURITY FUND, L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:
Name: Michael R. Steed
Title: An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (NY CITY), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:
Name: Michael R. Steed
Title: An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

PALADIN HOMELAND SECURITY FUND (CA), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:
Name: Michael R. Steed
Title: An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P.

By:	Paladin Homeland Security Holdings (Cayman Islands), Ltd.
Its:	General Partner

By:
Name: Michael R. Steed
Title: An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

INVESTORS:

SHIPROCK II LLC

By:
Name:	Richard C. Shipley
Title:	Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

MONTAGU NEWHALL GLOBAL PARTNERS III, L.P.
By:	Montagu Newhall General Partner III, L.P., its general partner
By:	Montagu Newhall General Partner III, L.L.C., its general partner

By:
	Name:	,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-A, L.P.
By:	Montagu Newhall General Partner III, L.P.,
its general partner
By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:
	Name:	,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-B, L.P.
By:	Montagu Newhall General Partner III, L.P.,
its general partner
By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:
	Name:	,
Managing Member

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

G&H PARTNERS

By:

Name:

Title:	Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SERIES 1 HOLDERS:

By:

Name:

Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

MBI GROUP HOLDERS:

Michael Burstein	Aviram Katz

Guy Loewenberg	Leon Bialik

Recep Emre Pekar	Yoav Boaz

Noga Investments, Inc.	Loewenberg Holdings, Inc.

By:	By:

Title:	Title:

	Xena Technologies, Inc.		MBM Creative Holdings Ltd.

By:		By:

Title:		Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

LRG HOLDERS: BAYSTAR CAPITAL III INVESTMENT FUND, L.P., a Delaware limited partnership

By LRG Capital Group, LLC, its General Partner

By:
Lawrence Goldfarb, Manager

VELOCITY FINANCIAL GROUP, INC.

By
Its

LEADER LENDING, LLC

By
Its

LEADER EQUITY, LLC

By
Its

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Exhibit A

Schedule of Investors

Kodiak Venture Partners II-A, L.P.

Kodiak Venture Partners II-B, L.P.

Sigma Associates 6, L.P.

Sigma Partners 6, L.P.

Sigma Investors 6, L.P.

GrandBanks Capital Venture Fund, LP

GrandBanks Capital Softbank Fund, LP

Shiprock, LLC

JAFCO America Technology Fund III, L.P.

JAFCO America Technology Cayman Fund III, L.P.

JAFCO USIT Fund III, L.P.

JAFCO America Technology Affiliates Fund III, L.P.

Lighthouse Capital Partners V, L.P.

Paladin Homeland Security Fund, L.P.

Paladin Homeland Security Fund (NY City), L.P.

Paladin Homeland Security Fund (CA), L.P.

Paladin Homeland Security Fund (Cayman Islands), L.P.

Montagu Newhall Global Partners III, L.P.

Montagu Newhall Global Partners III-A, L.P.

Montagu Newhall Global Partners III-B, L.P.

Shiprock II LLC

G&H Partners

Exhibit B

Schedule of Series 1 Holders

David Leyland

4 Eagle Close

Basingstoke, Hampshire RG22 5QE

Andrew Martin Norman

2A Kilham Lane

Winchester, Hants SO22 5PS

Matthew Wiltshire

19 St. Albans Avenue

Weybridge, Surrey KT13 8EN

James Richard Russ

Staneside, Roman Road

Dorking, Surrey RH4 3EU

Jason Rabbetts

Michaelmas Cottage

Chapel Lane, Westhumble

Dorking, Surrey RH5 6AL

Paul Segrave

35 Chestnut Avenue

Wokingham, Berks RG41 3HW

The FTB Trust, Kreuzwg 2

Postfach 735, FL9490

Vaduz Lichtenstein

Roger Russ

1 Clos des Tours

La Grande Route De St. Clement

St. Clement, Jersey, Channel Islands

Paul Barry-Walsh

Kingsmoor

Titlarks Hill Road

Sunningdale SL5 0JB

Ursula Margaret Connolly

20 St. Catherines Way

Fareham, Hants PO16 8RH

Exhibit B

Schedule of Series 1 Holders (Continued)

Rupert Stuart Beeby

37 Monterey Drive

Hailsham Place

Locks Heath, Southampton S031 6NN

Paul Christopher Evans

125a Stakes Road

Purbrook, Hants PO7 5PD

Peter Graham Hulme

92 Graham Road

Cowplain, Hants PO8 8EW

Philip Andrew Ball

18 Heritage Gardens

Fareham, Hants PO16 9BZ

Derek Anthony Walker

2 Crane Court

Loughton, Milton Keynes MK5 8BG

Susan Isobel Mason

11 Fourth Avenue

Denvilles

Havant, Hants PO9 2QU

Lynda Jean Grenyer

Birch Lodge, 22a Burnham Wood

Fareham, Hants PO16 7UD

Anthony Shields

16 Hillcroft Road

Tylers Green, Bucks HP10 8EA

Paul David Emerson

12 Gatcombe Avenue

Copnor, Portsmouth, Hants PO3 5HG

Kevin Nelson

46 St. Mary’s Road

Hayling Island, Hants PO11 9DB

Exhibit B

Schedule of Series 1 Holders (Continued)

Andrew Bristow

38 St. Leonards Avenue

Chineham, Basingstoke

Hants RG24 8RD

Stephen Hutt

9 Oakwood Drive, Angmering

West Sussex BN16 4GB

Sarnjit Parmar

10 Coniston Way

Church Crookham

Fleet, Hants GU52 6RS

Neil Riches

76 Village Road

Alverstoke

Gosport, Hants PO12 2LG

Matthew James Dale

100 Wheatlands

Titchfield Common

Fareham, Hants PO14 4SU

Matthew James Donaghy

3 Jersey Road

Portsmouth, Hants PO2 7PY

James Alexander Cooper

1 Luxton Close

Botley, Southampton SO30 2LA

Debra Claire Tapply

Fairfield, 54 Bowes Hill

Rowlands Castle, Hants PO9 6BS

Paul Hicks

234 Chatsworth Avenue

Porstmouth, Hants PO6 2UL

Christopher Cundall

162 Gosport Road

Fareham, Hampshire PO16 0QJ

Exhibit C

Schedule of MBI Group Holders

Name	Address
Guy Loewenberg	15 Hameri St. Givataiim, Israel 53332

Leon Bialik	4 Rekanati St. Ramat Aviv, Israel

MBM Creative holdings Ltd.	2 Hapnina St. Raanana, Israel 43215

Michael Burstein	4/4 Meir Ye’ary St. Tel Aviv, Israel 69371

Aviram Katz	6 Saadia Gaon St. Kiriyat Ono, Israel

Recep Emre Pekar	Oyak Ayazaga Sitesi, 33A Blok, Daire 4, Seyrantepe, Sisli-Istanbul Turkey

Yoav Boaz	400 Biscayne Av. Foster City California 94404

Xena Technologies, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Noga Investments, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Loewenberg Holdings, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Exhibit B

Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is GlassHouse Technologies, Inc. and that the Corporation was originally incorporated pursuant to DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, all in accordance with Sections 242 and 245 of the DGCL.

THIRD: That the stockholders of the Corporation have voted to approve such amendment and restatement, all in accordance with Sections 228, 242 and 245 of the DGCL.

FOURTH: That the resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Seventh Amended and Restated Certificate of Incorporation be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is GlassHouse Technologies, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 124,575,422 shares, consisting of (i) 49,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 75,397,655 shares of common stock, $0.001 par value per share (the “Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A. CONVERTIBLE PREFERRED STOCK

1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) and 2,930,376 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).

2. Voting. The holder of each share of Preferred Stock or Series 1 Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such share of Preferred Stock or Series 1 Stock could be converted pursuant to Section A.6 hereof on the record date for the vote or written consent of stockholders. The holder of each share of Preferred Stock or Series 1 Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) or by law.

3. Dividends. The holders of shares of Preferred Stock shall be entitled to receive in preference to the holders of any and all other classes of Junior Stock (as defined in Section A.12 hereof), when and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on such Preferred Stock in cash at the rate per annum of $0.036 per share with respect to the Series A Preferred Stock, $0.052 per share with respect to the Series B Preferred Stock, $0.051 per share with respect to the Series C Preferred Stock, $0.146 per share with respect to the Series D Preferred Stock and $0.154 per share with respect to the Series E Preferred Stock, from the date on which such shares of Preferred Stock were issued by the Corporation (each such date, an “Issuance Date”), subject to proration for partial years on the basis of a 365-day year (the “Preferred Dividends”). The Preferred Dividends will accumulate commencing as of the applicable Issuance Date and shall be cumulative and compounded annually, to the extent unpaid, whether or not they have been declared and whether or not the Corporation may legally pay the dividends. No dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock shall be paid or set apart for payment unless at the same time a like proportionate dividend shall be paid or set apart to all shares of Preferred Stock then outstanding. Dividends paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Preferred Stock shall be allocated pro rata based upon the relative cumulative and unpaid dividends on all such shares at the time outstanding. So long as any shares of Preferred Stock are outstanding and the Preferred Dividends have not been paid in full in cash (a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made on any shares of Junior Stock; and (b) except as provided in Section A.8(d)(iv) no shares of Common Stock or other shares of Junior Stock shall be repurchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

In addition to the Preferred Dividends, the holders of the Preferred Stock shall be entitled to receive, together with the Series 1 Stock, out of funds legally available therefor, any dividends declared on the Common Stock (treating each share of Preferred Stock or Series 1 Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock or Series 1 Stock would be converted if it were converted pursuant to the provisions of Section A.6 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividends).

All numbers relating to the calculation of dividends pursuant to this Section A.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series 1 Stock.

4. Liquidation and Extraordinary Transactions.

(a) Liquidation Preference. Unless waived by the vote or written consent of the holders of at least a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting separately as separate classes and on an as-converted basis), upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), or (ii) (w) a merger or consolidation of the Corporation with or into another entity (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving entity), (x) the closing of the sale or transfer of all or substantially all of the properties and assets of the Corporation, (y) the closing of any purchase of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase, or (z) the redemption or repurchase of shares (other than the Preferred Stock as provided in this Certificate of Incorporation), the effect of which is that any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such redemption or repurchase beneficially owns a majority of the voting power of the outstanding shares of capital stock of the Corporation after such redemption or repurchase (each an “Extraordinary Transaction”), the holders of outstanding shares of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, as follows:

(i) Each holder of outstanding shares of Preferred Stock shall be entitled to be paid, before any amount shall be paid or distributed to the holders of Junior Stock, an amount in cash equal to: (A) $0.4464 per share with respect to the Series A Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock), $0.6524 per share with respect to the Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock), $0.8500 per share with respect to the Series C Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock), $2.4318 per share with respect to the Series D Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock) and $2.5594 per share with respect to the Series E Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series E Preferred Stock) (in each case, the applicable “Base Liquidation Amount”) plus (B) any accumulated but unpaid dividends, including, without limitation, the Preferred Dividends to which such holder of Preferred Stock is then entitled (the applicable sum of clauses (A) and (B) being referred to herein as the applicable “Senior Convertible Liquidation Amount”), provided that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Senior Convertible Liquidation Amount as provided in this Section A.4 are not paid in full, the holders of Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled;

(ii) Upon the completion of the distribution required by Section A.4(a)(i) above, any remaining assets available for distribution to stockholders shall be distributed among the holders of Preferred Stock, Series 1 Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock and Series 1 Stock) (the “Residual Convertible Liquidation Amount” and, together with the Senior Convertible Liquidation Amount, the “Total Convertible Liquidation Amount”) until, with respect to each series of Preferred Stock, such holders shall have received the applicable Participation Cap (as defined below), including amounts paid pursuant to Section A.4(a)(i)(A) but excluding amounts paid pursuant to Section A.4(a)(i)(B) above; thereafter, if assets remain for distribution, the holders of the Series 1 Stock and Common Stock of this corporation shall receive all of the remaining assets pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series 1 Stock). For purposes of this Eighth Amended and Restated Certificate of Incorporation, “Participation Cap” shall mean $1.3392 for the Series A Preferred Stock, $1.9572 for the Series B Preferred Stock, $1.7000 for the Series C Preferred Stock, $6.0795 for the Series D Preferred Stock and $6.3985 for the Series E Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to such series of Preferred Stock).

(b) Deemed Conversion of Preferred Stock. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event or an Extraordinary Transaction, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event or Extraordinary Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(c) Conversion Rights Not Impaired. Nothing in this Section A.4 shall, with respect to any Liquidation Event or Extraordinary Transaction, in any way limit the right of the holders of the Preferred Stock to elect to have the provisions of Section A.6 govern such Liquidation Event or Extraordinary Transaction.

(d) Non-Cash Consideration. Notwithstanding the provisions of Section A.4(a), in connection with any Extraordinary Transaction, (i) the aggregate Senior Convertible Liquidation Amount payable to the holders of the Preferred Stock shall be paid by the Corporation in cash to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction, and (ii) the aggregate Residual Convertible Liquidation Amount payable to the holders of the Preferred Stock shall be paid by the Corporation in the same combination of cash and other consideration as is paid to the holders of the Common Stock and Series 1 Stock in accordance with Section A.4(a)(ii).

Any securities or other consideration to be delivered to the holders of the Preferred Stock upon any Liquidation Event or Extraordinary Transaction shall be valued as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event or Extraordinary Transaction; and (ii) if not so traded, the value shall be the fair market value thereof, as reasonably determined in good faith by resolution of the Board of Directors of the Corporation.

(e) Surrender of Certificates. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Preferred Stock shall be entitled under this Section A.4. Upon receipt of such payment, each holder of shares of Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an “Affidavit of Loss”), and each surrendered certificate shall be canceled and retired.

(f) Notice. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each (a) holder of Preferred Stock and (b) holder of at least two percent (2%) of the then outstanding shares of Series 1 Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Preferred Stock that each holder of Preferred Stock would receive pursuant to the provisions of Section A.4(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including, without limitation, the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

5. Redemption.

(a) Redemption. On or after December 31, 2010, at the election of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, the Corporation shall redeem the shares of Preferred Stock held by such holders at the applicable Redemption Price (as defined below), the foregoing election shall be made by such holders giving the Corporation not less than thirty (30) days prior written notice, which notice shall set forth the date for such redemption (each a “Redemption Date”). Within ten (10) days after receipt of such notice, the Corporation shall provide written notice to all other holders of

Preferred Stock notifying all such holders of such request for redemption. Notwithstanding the foregoing, holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock not subject to the redemption specified in any notice given pursuant to the first sentence of this Section 5(a) may thereafter require the Corporation to also redeem such Preferred Stock at such Redemption Date upon written notice to the Corporation within ten (10) days of receipt of such original notice from the Corporation. On each Redemption Date, the Corporation shall redeem all shares of Preferred Stock for a per share redemption price equal to the greater of (i) the applicable Senior Convertible Liquidation Amount or (ii) the amount received if each share of Preferred Stock was converted into Common Stock and such Common Stock was redeemed at its Going Concern Value (as defined in Section 5(c) hereof) (the applicable “Redemption Price”). On such Redemption Date, each holder of shares of Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the applicable Redemption Price. From and after such Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the aggregate Redemption Price, all dividends on the Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Preferred Stock (except the right to receive the applicable Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

(b) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the relative aggregate amounts to which such holders are entitled in connection with such redemption, all such redeemed shares to be cancelled in accordance with the foregoing. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed at the applicable Redemption Price together with any accrued interest thereon as provided below. If any shares of Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate applicable Redemption Price on all outstanding shares of Preferred Stock to be redeemed, all such shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation, after the final and binding determination in subsection (e) below, shall pay interest on the applicable Redemption Price for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which rate shall increase every twelve (12) months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum or the maximum rate of interest permitted under applicable law, whichever is less.

(c) Going Concern Value. For purposes of Section A.5(a) hereof, “Going Concern Value” shall mean the value of a share of Common Stock determined: (i) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Corporation (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the

Corporation and any amounts payable upon such conversion, exercise or exchange was paid to the Corporation in connection therewith; (ii) without any reduction in value for lack of control or the inherent lack of liquidity of minority interests; (iii) giving full effect to the earnings history and prospects of the Corporation; and (iv) on a basis which values each share of Common Stock at the same per share price. In order to determine the Going Concern Value, the Board of Directors of the Corporation and the holder or holders of Preferred Stock electing to redeem shares of Preferred Stock shall meet and use their reasonable best efforts to reach a fair agreement on the Going Concern Value. If such parties are unable to reach such agreement within a reasonable amount of time, the Board of Directors shall select an independent appraiser or investment banking firm of national standing within thirty (30) days after giving of notice that requires a determination of Going Concern Value. Such appraiser or investment banking firm will have thirty (30) days in which to determine the Going Concern Value and its determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the Corporation.

6. Conversion. The holders of the Preferred Stock and Series 1 Stock shall have the following conversion rights:

(a) Voluntary Conversion. Each holder of shares of Preferred Stock may elect at any time to convert all or a portion of the shares of Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying (X) the number of shares of Preferred Stock to be converted by (Y) the quotient obtained by dividing the applicable Conversion Value by the applicable Conversion Price then in effect. Each holder of shares of Series 1 Stock may elect at any time to convert all or a portion of the shares of Series 1 Stock then held by such holder into a number of shares of Common Stock computed by multiplying (X) the number of shares of Series 1 Stock to be converted by (Y) the quotient obtained by dividing the applicable Conversion Value by the applicable Conversion Price then in effect. The “Conversion Value” of the Series A Preferred Stock shall be $0.4464 per share, the “Conversion Value” of the Series B Preferred Stock shall be $0.6524 per share, the “Conversion Value” of the Series C Preferred Stock shall be $0.8500 per share, the “Conversion Value” of the Series D Preferred Stock shall be $2.4318 per share and the “Conversion Value” of the Series E Preferred Stock shall be $2.5594 per share. The “Conversion Price” for the Series A Preferred Stock shall initially be $0.4464 per share, the “Conversion Price” of the Series B Preferred Stock shall initially be $0.6524 per share, the “Conversion Price” of the Series C Preferred Stock shall initially be $0.8500 per share, the “Conversion Price” of the Series D Preferred Stock shall initially be $2.4318 per share and the “Conversion Price” of the Series E Preferred Stock shall initially be $2.5594 per share. The “Conversion Value” of the Series 1 Stock shall be $1.9199 per share. The “Conversion Price” of the Series 1 Stock shall initially be $1.9199 per share. Additionally, each share of a series of Preferred Stock and each share of Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula set forth above at the then effective Conversion Price upon the date specified by the holders of not less than a majority of the shares of such series of Preferred Stock or Series 1 Stock, respectively, then outstanding. If shares of Preferred Stock or Series 1 Stock are converted pursuant to this Section A.6(a) at a time when there are any declared and unpaid dividends or other amounts due on or in respect of such shares, other than Preferred Dividends, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.

(b) Automatic Conversion Upon Qualified Public Offering. Each share of Preferred Stock and Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.6(a) hereof at the then effective applicable Conversion Price as of, and in all cases subject to, the closing of the Corporation’s first firm commitment underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $35,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $4.8636 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (a “QPO” or a “Qualified Public Offering”); provided, that if a closing of a QPO occurs, all outstanding shares of Preferred Stock and Series 1 Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Preferred Stock or Series 1 Stock are required to convert the outstanding shares of Preferred Stock or Series 1 Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, other than Preferred Dividends, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.

(c) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section A.6(a), the relevant holder or holders of Preferred Stock or Series 1 Stock shall surrender the certificate or certificates representing the Preferred Stock and Series 1 Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Preferred Stock and Series 1 Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Preferred Stock and Series 1 Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Preferred Stock or Series 1 Stock upon election to convert pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Preferred Stock or Series 1 Stock, as the case may be, to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Preferred Stock or Series 1 Stock for conversion or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier, by first class mail (postage prepaid) or, in the case of overseas holders, by reputable two day air courier, the holder thereof or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holders shall be entitled upon conversion, plus a cash payment in the amount of any accrued but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by this Section A.6 in respect of the shares of Preferred Stock which are converted. Notwithstanding the foregoing, in the event of a voluntary conversion of all of the outstanding shares of a series of Preferred Stock and Series 1 Stock pursuant to Section A.6(a) upon the election of the holders of not less than a majority of such series of Preferred Stock or Series 1 Stock, respectively, the outstanding shares of such series of Preferred Stock and Series 1 Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to such applicable series of Preferred Stock and Series 1 Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Preferred Stock and Series 1 Stock have been converted plus all declared but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by this Section A.6 in respect of the shares of such series of Preferred Stock or Series 1 Stock which are converted. The issuance of certificates for Common Stock upon conversion of Preferred Stock and Series 1 Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(d) Procedure for Automatic Conversion on Qualified Public Offering. As of, and in all cases subject to, the closing of a Qualified Public Offering (the “Automatic Conversion Date”), all outstanding shares of Preferred Stock and Series 1 Stock shall be converted automatically into shares of Common Stock as set forth in Section A.6(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Preferred Stock and Series 1 Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Preferred Stock and Series 1 Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Preferred Stock or Series 1 Stock has been converted plus all accrued but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock and Series 1 Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by Section A.6(b) in respect of the shares of Preferred Stock or Series 1 Stock which are converted.

(e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Preferred Stock or Series 1 Stock any fractional shares of Common Stock issuable upon any conversion of such Preferred Stock or Series 1 Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock and Series 1 Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and Series 1 Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock and Series 1 Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Preferred Stock or Series 1 Stock in any manner which would interfere with the timely conversion of any shares of Preferred Stock or Series 1 Stock.

7. Adjustments. The Conversion Price in effect from time to time for each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series 1 Stock shall be subject to adjustment from time to time after the date hereof as follows:

(a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, each applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock or Series 1 Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

(b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then on the effective date of such combination or reverse split, each applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock or Series 1 Stock, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury but excluding (i) up to 7,480,566 shares of Common Stock and up to 325,000 shares of Series 1 Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), or options to purchase such Common Stock or Series 1 Stock, to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock or Series 1 Stock, (iii) securities as a result of any stock split, stock dividend or other distribution shares of Common Stock that is covered by Sections A.7(a) and (b) hereof, (iv) securities upon conversion or exercise of convertible or exercisable securities previously issued in compliance with this Section A.7(c) or outstanding on the date of filing of this Eighth Amended and Restated Certificate of Incorporation, (v) securities issued or issuable pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors and (vi) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors (but excluding any merger, consolidation, acquisition or similar business combination) (the securities referred to in clauses (i) through (vi) shall collectively be referred to as the “Excluded Shares”) for a consideration per share (the “Purchase Price”) less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a “Dilutive Transaction”), then and thereafter successively upon each such Dilutive Transaction the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the applicable Conversion Price (prior to such adjustment); and

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

(d) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a purchase price (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the applicable Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or other convertible or exchangeable securities, the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the “Net Aggregate Consideration”) would purchase at the applicable Conversion Price prior to adjustment; and

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the maximum aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted.

(e) Expiration or Change in Price. If the consideration per share provided for in any options, warrants, convertible securities or any other rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the applicable Conversion Price in effect at the time of such change shall be readjusted to the applicable Conversion Price which would have been in effect at such time had such options, warrants, convertible securities or other rights provided for such changed consideration per share (determined as provided in Section A.7(d) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the applicable Conversion Price will be made only as and to the extent that such applicable Conversion Price effective upon such adjustment remains less than or equal to such Conversion Price that would be in effect if such options, warrants, rights or securities had not been issued. No adjustment of a Conversion Price shall be made under this Section A.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of a Conversion Price shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to the Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

(f) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Preferred Stock or Series 1 Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Preferred Stock or Series 1 Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

(g) Reorganization, etc. If the Common Stock issuable upon the conversion of the Preferred Stock and Series 1 Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of Preferred Stock or Series 1 Stock shall have the right to receive upon conversion of the Preferred Stock or Series 1 Stock, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change based upon the number of shares of Common Stock into which such shares of Preferred Stock and Series 1 Stock would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Preferred Stock or Series 1 Stock, shall thereafter be entitled to receive upon conversion of each share of Preferred Stock or Series 1 Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock or Series 1 Stock immediately prior to such capital reorganization, merger, consolidation or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Preferred Stock or Series 1 Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Preferred Stock and Series 1 Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Preferred Stock and Series 1 Stock.

Each holder of Preferred Stock or Series 1 Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties and such events are more fully set forth on the first paragraph of this Section A.7(h), shall have the option of electing treatment of its shares of Preferred Stock or Series 1 Stock under either this Section A.7(h) or Section A.4 hereof which notice shall be submitted in writing no later than five (5) business days before the effective date of such event.

(i) Calculations. All calculations under this Section A.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(j) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock or Series 1 Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock or Series 1 Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock, if applicable, and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Preferred Stock or Series 1 Stock.

8. Protective Provisions.

(a) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series A Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series A Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series A Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner.

(b) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series B Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series B Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series B Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner.

(c) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series C Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series C Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series C Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner.

(d) So long as any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series D Preferred Stock;

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series D Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series D Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner; or

(iii) effect any Liquidation Event or Extraordinary Transaction in which the aggregate consideration payable (A) to the Corporation, (B) to the Corporation to be distributed to its stockholders or (C) to the Corporation’s stockholders is less than $40,000,000.

(e) So long as any shares of Series E Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series E Preferred Stock;

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series E Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series E Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner; or

(iii) effect any Liquidation Event or Extraordinary Transaction in which the aggregate consideration payable (A) to the Corporation, (B) to the Corporation to be distributed to its stockholders or (C) to the Corporation’s stockholders is less than $53,000,000.

(f) So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class and on an as-converted basis:

(i) create or authorize any new class of securities which has a preference over, or is offered with rights on a pari passu basis with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction or as to dividends or redemption rights;

(ii) effect any Liquidation Event, Extraordinary Transaction or any other merger, consolidation or similar transaction involving the Corporation;

(iii) declare or pay dividends or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or any other capital stock of the Corporation other than dividends payable solely in Common Stock;

(iv) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Corporation, except for (i) the repurchase of unvested shares from employees, directors or consultants at cost pursuant to the terms of agreements providing for the original issuance of such capital stock (or options to purchase such capital stock) and (ii) the redemption of the Preferred Stock pursuant to and as provided in this Eighth Amended and Restated Certificate of Incorporation;

(v) authorize or engage in any acquisition of any corporation or business concern, whether by acquisition of cash, capital stock or otherwise, or make any other investment in another business entity or any joint venture or similar arrangement if such acquisition or investment would involve a payment or other commitment by the Company in excess of $150,000;

(vi) authorize any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(vii) increase the number of shares authorized to be issued pursuant to the Corporation’s stock option plans or other equity incentive plans;

(viii) increase the authorized number of directors constituting the Corporation’s Board of Directors to more than seven (7);

(ix) other than as covered by Section A.8(a)(ii), Section A.8(b)(ii), Section A.8(c)(ii), Section A.8(d)(ii) and Section A.8(e)(ii) above, take any an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (whether merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Preferred Stock as a class or that otherwise adversely affects the rights of the holders of Preferred Stock as a class; or

(x) amend this Section A.8(f).

(g) So long as any shares of Series 1 Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series 1 Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series 1 Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series 1 Stock or that otherwise changes or adversely affects the rights of the holders of the Series 1 Stock without changing or adversely affecting the rights of any series of Preferred Stock in the same manner.

(h) Other than upon exercise of any warrants to purchase shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock outstanding as of the date of filing of this Eighth Amended and Restated Certificate of Incorporation, after the date hereof, the Corporation shall not issue additional shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless such issuance is unanimously approved by the Corporation’s Board of Directors.

Further, the Corporation shall not, by amendment of this Eighth Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions set forth herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock and Series 1 Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem shares of Preferred Stock under the circumstances contemplated by Section A.5 hereof. Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Preferred Stock and Series 1 Stock.

9. Notice.

(a) Liquidation Events, Extraordinary Transactions, Etc. In the event: (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Extraordinary Transaction, initial public offering or QPO becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) or, in the case of overseas holders, by reputable two day air courier, to each holder of Preferred Stock or Series 1 Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, initial public offering or QPO is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

(b) Waiver of Notice. The holder or holders of not less than a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series A Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series B Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series C Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series C Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series D Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series D Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series E Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series E Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series 1 Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series 1 Stock.

(c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock or any other class or series of preferred stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Preferred Stock or Series 1 Stock.

10. No Reissuance of Preferred Stock or Series 1 Stock. No share or shares of Preferred Stock or Series 1 Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be automatically canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Preferred Stock and Series 1 Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

12. Ranking. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall rank pari passu as to all matters, including rights as to dividends, redemptions or with respect to the distribution of assets or other amounts in connection with a Liquidation Event and Extraordinary Transactions (except as set forth in Section A.4(a)(ii)) and shall rank senior to, and have rights of priority over, in the manner set forth herein, the Common Stock, Series 1 Stock or any other series or class of capital stock of the Corporation as to dividends, redemptions or with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction (the “Junior Stock”).

B. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock upon any issuance of the Preferred Stock of any series. The voting, dividend and liquidation rights of the holders of Common Stock are also subject to and qualified by the rights of the holders of Series 1 Stock.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock and Series 1 Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock and Series 1 Stock.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation and this Eighth Amended and Restated Certificate of Incorporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted by the Board of Directors.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation to the extent specified in such Bylaws.

3. In the event that a member of the Board of Directors who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than in connection with such individual’s service as a member of the Board of Directors) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE VI

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Eighth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director of this corporation or while a director is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Without in any way limiting the foregoing, the Corporation is permitted to provide indemnification, to the fullest extent permitted by applicable law, of (and advancement of expenses to) agents of this corporation (and any other persons to which the DGCL permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others. Any person seeking indemnification under this Article VI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

This Eighth Amended and Restated Certificate of Incorporation is executed as of this 3rd day of May, 2007.

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark A. Shirman
	Name:	Mark A. Shirman
	Title:	President

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first paragraph of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130,177,767 shares, consisting of (i) 49,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 81,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 29th day of June, 2007.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first paragraph of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 134,177,767 shares, consisting of (i) 51,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 83,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).”

(ii) to replace Article IV, Section A.1 of the Certificate in its entirety with the following:

“1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) and 4,930,376 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 13th day of August, 2007.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

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